RESTRICTED STOCK UNIT AGREEMENT
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JTH HOLDING, INC.
2011 EQUITY AND CASH INCENTIVE

This Agreement is made as of _____________, 20__ by and between JTH Holding, Inc., a Delaware corporation (“Company”), and ______________________________ (“Employee”).

Whereas, as of _____________, 20__ (“Date of Grant”), pursuant to the terms and conditions of the JTH Holding, Inc. 2011 Equity and Cash Incentive Plan (“Plan”), the Board of Employees of the Company authorized the grant to the Employee of Restricted Stock Units (“RSUs”) upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan; and

Whereas, the Employee desires to acquire and accept the RSUs on the terms and conditions set forth in this Agreement.

IT IS AGREED

1.
Grant of RSUs. The Company hereby grants the Employee ______ RSUs, each RSU corresponding to one share of the Class A Common Stock of the Company, par value of $0.01 per share. Subject to the terms and conditions of the Plan and this Agreement, each RSU represents an unsecured promise of the Company to deliver, and the right of the Employee to receive, one share of the Common Stock of the Company, par value of $0.01 per share, at the time and on the terms and conditions set forth herein. As a holder of RSUs, the Employee has only the rights of a general unsecured creditor of the Company.

2.
Vesting. These RSUs are subject to vesting. These RSUs will become vested and payable in full on _________________________________, provided the Employee serves continuously on the Board of Employees of the Company from the Date of Grant until such time. No RSUs shall vest or become payable after termination of the Employee’s service on the Board of Employees of the Company.

3.
Settlement of Award. Subject to the terms of this Section 3 and 4 below, the Company shall issue to the Employee one share of Class A Common Stock for each RSU that has become vested and payable under Section 2 above and shall deliver to the Employee such shares as soon as practicable (and within thirty (30) days) after the vesting date. The RSUs shall be forfeited if they are not vested and payable prior to the termination of the Employee’s service on the Board of Employees of the Company.

4.
Shareholder Rights. Except as set forth in Section 6 below, the Employee shall not have any rights as a shareholder with respect to shares of Common Stock subject to any RSUs until issuance of the shares of Common Stock. The Company may include on any certificates or notations representing shares of Common Stock issued pursuant to this Agreement such legends referring to any representations, restrictions or any other applicable statements as the Company, in its discretion, shall deem appropriate.

5.	Effect of Termination of Service.

(a) Termination for Cause.

(i) If the Employee’s service on the Board of the Employees of the Company is terminated for Cause (as defined in section 6(c)(ii) of this Agreement), the RSUs shall terminate and be forfeited effective as of the effective date of the Employee’s termination of service for Cause.

(ii) "Cause" for the purposes of this Agreement shall mean a commission by the Employee of a felony or other criminal conduct injurious to the Company or any Affiliate, gross negligence, fraud or intentional misconduct or breach of any fiduciary duty to the Company or removal of the Employee from the Board of Employees of the Company.

(iii) In the event the Employee’s service on the Board of Employees of the Company is terminated for Cause, the Employee will not be entitled to receive and will forfeit any shares of Common Stock that have not been delivered previously to the Employee (even if the RSUs previously become payable), and the Employee shall return to the Company the Economic Value (as later defined herein) of any Common Stock acquired via RSUs awarded hereunder to the Employee within the six-month period prior to the date of termination of service on the Board of Employees of the Company. In that event, the Employee hereby agrees to remit the Economic Value to the Company in cash within 30 days of the Company's demand therefore. "Economic Value" for the purposes of this Agreement shall mean an amount equal to the then fair market value of the Common Stock=. The Company, in its discretion, may require the Employee to return to the Company the Economic Value in the form of any Common Stock that the Employee still holds and that was acquired under the RSUs.

(b)    Competing With the Company, Breach of Confidentiality. If the Employee’s service on the Board of Employees of the Company terminates for any reason, the Board of Employees, in its discretion, may require the Employee to return to the Company the Economic Value of any Common Stock acquired via RSUs awarded hereunder by the Employee within the six-month period prior to the date of the Employee’s termination or thereafter if the Employee at any time during the term of his or her service on the Board of Employees of the Company and for an additional period of one (1) year thereafter, without the Company's prior written consent, directly or indirectly, engages in the business of or owns or controls an interest in (except as a passive investor owning less than two percent (2%) of the equity securities of a publicly owned corporation), or acts as a Employee, officer or employee of, or consultant to any partnership, joint venture, corporation or other business entity directly or indirectly engaged in any business that competes with the Company anywhere in the actual geographic location in which the Company conducts business in the United States at the time of the Employee’s termination. In that event, the Employee agrees to remit the Economic Value to the Company in the same manner as provided in Section 5(a)(iii).

The time period during which the restrictions set forth in this section 5(b) apply shall be extended by the length of time during which the Employee violates the restrictions in any respect.

6.    Cash Dividends. For so long as the Employee holds outstanding RSUs under this Agreement, if the Company pays any cash dividends on its Common Stock, then the Company will pay the Employee in cash for each outstanding RSU covered by this Agreement as of the record date for such dividend the per share amount of such dividend that the Employee would have received had the Employee owned the underlying shares of Common Stock as of the record date of the dividend if, and only if, the RSUs become earned and payable and the related shares of Common Stock are issued to the Employee. In that case, the Company shall pay such cash amounts to the Employee at the same time the related shares of Common Stock are delivered.

7.     Adjustments. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by any stock dividend or split, recapitalization, reclassification, combination of shares, or any similar change in the corporate structure of the Company affecting the Common Stock, the Company shall proportionally adjust the number and kind of RSUs, to such extent and in such manner as shall as closely as possible maintain the Employee’s proportionate interest in the Company and his or her rights hereunder; provided, however, that proportional adjustment shall not include the grant to the Employee of any preemptive right with respect to the issue and sale of Common Stock of the Company.

8.    Nonassignability. The Award shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Employee. No transfer of the Award by the Employee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will, if any, and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Award.

9. Company Representations. The Company hereby represents and warrants to the Employee that:

(a) The Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder in accordance with its terms; and

(b) The shares of Common Stock, when issued and delivered by the Company to the Employee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

10.      Employee Representations. The Employee hereby represents and warrants to the Company that:

(a) The Employee is acquiring the RSUs and shall acquire any Common Stock hereunder for his or her own account and not with a view towards the distribution thereof other than a distribution that in the opinion of counsel for the Company would not violate the Securities Act of 1933 ("1933 Act");

(b) The Employee understands that he or she must bear the economic risk of the investment in the Common Stock awarded , which cannot be sold unless they are registered under the 1933 Act or an exemption therefrom is available thereunder and that the Company is under no obligation to register the RSUs for sale under the 1933 Act;

(c) In the Employee’s negotiations with the Company, the Employee has had both the opportunity to ask questions and receive answers from the officers and Employees of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense.

(d) The Employee is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of any shares of Common Stock in the absence of registration under the 1933 Act or an exemption therefrom as provided herein.

11. Restrictions on Transfer of Shares.

(a) Anything in this Agreement to the contrary notwithstanding, the Employee hereby agrees that he or she shall not sell, transfer by any means or otherwise dispose of the shares of Common Stock acquired under RSUs acquired by him or her without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder and (ii) the Employee has furnished the Company with notice of the proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem the proposed transfer to be exempt.

(b) If the shares of Common Stock have not been registered under the 1933 Act, the certificates evidencing the shares of Common Stock may bear the following legends:

“The shares of Common Stock represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or under the Securities Act of any State. The shares of Common Stock represented by this Certificate may not be sold or transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, and such state laws as may be applicable, or an opinion of counsel satisfactory to the Company that registration is not required”

“The shares represented by this Certificate have been acquired pursuant the JTH Holding, Inc. 2011 Equity and Cash Incentive Plan, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”

12.    Code Section 409A. This Agreement is intended to be exempt from the requirements of Code Section 409A. The Plan shall be interpreted in a manner to carry out such intent. Notwithstanding the foregoing and any provision in this Agreement to the contrary, the Company reserves the right to amend the Agreement and/or restructure, terminate or replace the RSUs in order to cause the RSUs to not be subject to Code Section 409A. Notwithstanding the foregoing, neither the Committee, nor the Company, nor any Affiliate, employee, Employee or other person shall be liable to the Employee in the event that the RSUS results in taxation under Code Section 409A.

13. No Right to Continued Service. Neither the Plan, the granting of this Award nor any other action taken pursuant to the Plan or this Award constitutes or is evidence of any agreement or understanding, express or implied, that the Employee will remain in service on the Board of Employees of the Company for any period of time or at any particular rate of compensation.

14.    Miscellaneous.

(a) Notices. All notices, requests, deliveries, payments, demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent via registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses, or to such other address as either shall have specified by notice in writing to the other.

(b) Conflict with the Plan. In the event of a conflict between the provisions of the Plan and the provisions of the Agreement, the provisions of the Plan shall in all respects be controlling.

(c) Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(d) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Employee and the Company. The parties acknowledge that they have not relied upon any prior oral representations with respect to the subject matter hereof.

(e) Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

(f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, except to the extent federal law applies. Notwithstanding the foregoing, Sections 5(a) and (b) of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. Any dispute arising out of this Agreement shall be resolved in either the Circuit Court for the City of Virginia Beach or the United States District Court for the Eastern District of Virginia. The Employee hereby submits to the jurisdiction of these courts and agrees that venue properly lies in those courts with respect to any action, suit, claim or dispute arising under or with respect to this Agreement. The parties hereto waive any right they might have to a jury trial. The provisions of this Agreement are offered by each party as a material inducement to enter into this Agreement.

[Signatures on the following page]

In witness whereof, the parties hereto have signed this Agreement as of the day and year first written above.

JTH Holding, Inc.

_______________________________________________
Name:
Title:

Employee

_______________________________________________